                                                                     EXHIBIT 4.1


[Green lace edging 1/2 inches wide around Certificate with corner shields on two top corners.]


                        THIS CERTIFICATE IS TRANSFERABLE
                          IN BOSTON, MA OR NEW YORK, NY



                                           [Engraving of river and waterfall              [Green shield (1 3/4" by 1 1/4") with
                                 with city scene on left and country scene on right]      SHARES engraved and empty Block beneath.]
 [Green shield (1 3/4" by
   1 1/4") with NUMBER
engraved and Block with                       CALIFORNIA WATER SERVICE GROUP
SFC in black and bold]            INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
                                                     JANUARY 16, 1997

      "SERIES C"                                                                                        "SERIES C"
    PREFERRED STOCK                                                                                    PREFERRED STOCK

 [In light green                  THIS CERTIFIES THAT
  striped box.]                                                                                      CUSIP  130788 20 1
                                                                                                  SEE REVERSE SIDE FOR CERTAIN
                                                                                                          DEFINITIONS




                                           IS THE OWNER OF


[End  light green box.]                     FULLY PAID SHARES OF THE PAR VALUE OF TWENTY-FIVE DOLLARS ($25.00) EACH OF
                                       THE 4.4% CUMULATIVE PREFERRED STOCK, SERIES C" OF CALIFORNIA WATER SERVICE GROUP,
                                       transferable on the books of the corporation in person or by attorney upon surrender of this certificate properly endorsed. Any owner, holder or transferee of the stock represented by this certificate takes the same expressly subject to the provisions of the Amended Articles of Incorporation and the By-Laws of the
                                       corporation and to any amendment or amendments of the Amended Articles of
                                       Incorporation or the By-Laws. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

                                            Witness the facsimile seal of the corporation and the facsimile signatures of
    [*CALIFORNIA WATER                 its duly authorized officers.
      SERVICE GROUP *
       INCORPORATED
           SEAL                      Dated:                                                           CALIFORNIA WATER SERVICE GROUP
     JANUARY 16, 1997
        CALIFORNIA]
                                                                               [FACSIMILE SIGNATURE]       [FACSIMILE SIGNATURE]
                                                                                   Secretary                      President
                                                                                                          Chief Executive Officer

                  [REVERSE SIDE OF PREFERRED STOCK CERTIFICATE]
                         CALIFORNIA WATER SERVICE GROUP



           The Company is authorized to issue common shares without par value and preferred shares of the par value of $25 each. The preferred shares are issuable in series and the Board of Directors is authorized by the Restated Articles of Incorporation, as amended, to fix or alter from time to time the number of shares constituting any wholly unissued series of preferred shares and to fix or alter from time to time the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices or the liquidation preferences (including the absence or limited grant of any such rights or preferences) of any wholly unissued series of preferred shares.

           A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued and upon the holders thereof as established by the Restated Articles of Incorporation, as amended, (or by any certificate of determination of preferences), and the number of shares constituting each series or class and the designation thereof, is available, upon request and without charge, at the office of the Secretary of the Company, 1720 North First Street, San Jose, California 95112, or at the office of the Transfer Agent.

           The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM - as tenants in common                                UNIF GIFT MIN ACT ______ Custodian ______
           TEN ENT - as tenants by the entireties                                          (Cust.)          (Minor)
           JT TEN  - as joint tenants with right of                                        under Uniform Gifts to Minors Act
                     survivorship and not as tenants in                                    _________________________________
                     common                                                                               (State)


    Additional abbreviations may also be used though not in the above list.

[In script] For Value received, _______________ hereby sell, assign and transfer unto



________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________Shares

of the Stock represented by the within Certificate, and do hereby inrevocably constitute and appoint ______________________________________________Attorney to
transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated ________________                            ______________________________

In Presence of

__________________________________

__________________________________
The signature should be guaranteed by a brokerage firm or a financial institution that is a member of a securities appointed Medallion program, such as Securities Transfer Agents Medallion Program (STAMP). Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).






NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

[Lace edging 1 1/2 inches wide down    [California Water Service            CALIFORNIA WATER          [Lace edging 1 1/2 inches wide
left side of Certificate]              Group Logo]                           SERVICE GROUP            down right side of
                                                                                                      Certificate broken by
                                                                                                      lined stripe]
                                                                            THIS CERTIFICATE IS       [lined stripe 1.5 mm]
                                       COMMON STOCK                         TRANSFERABLE IN BOSTON      SHARES
                                                                            OR NEW YORK
                                       WITHOUT PAR VALUE
                                                                            CUSIP  130788 10 2

                                       INCORPORATED UNDER THE LAWS          SEE REVERSE FOR CERTAIN DEFINITIONS AND A
                                       OF THE STATE OF CALIFORNIA           STATEMENT AS TO THE RIGHTS, PREFERENCES,
                                                                            PRIVILEGES AND RESTRICTIONS ON SHARES


                                       THIS CERTIFIES THAT








                                       IS THE OWNER OF

                                                    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                                       [In Script] California Water Service Group, transferable on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. Any owner, holder or transferee of the stock represented by this certificate takes the same expressly subject to the provisions of the Restated Articles of Incorporation and the By-Laws of the
                                       corporation and to any amendment or amendments of the Restated Articles of
   [*CALIFORNIA                        Incorporation or the By-Laws. This certificate is not valid unless countersigned
  WATER SERVICE                        by the Transfer Agent and registered by the Registrar.
     GROUP *
   INCORPORATED                                   Witness the facsimile seal of the corporation and the facsimile
       SEAL                            signatures of its duly authorized officers.
 JANUARY 16, 1997
    CALIFORNIA]                        Dated:                                                       California Water Service Group

                              COUNTERSIGNED AND REGISTERED               [Family of four                [FACSIMILE SIGNATURE]
                                  BANK BOSTON, N.A.                        IN FRONT OF                      PRESIDENT
[1.0 mm stripe]               TRANSFER AGENT AND REGISTRAR                forest scene]                CHIEF EXECUTIVE OFFICER
                         BY     [FACSIMILE SIGNATURE]                                                   [FACSIMILE SIGNATURE]
                                AUTHORIZED SIGNATURE                                                        SECRETARY

                   [REVERSE SIDE OF COMMON STOCK CERTIFICATE]
                         CALIFORNIA WATER SERVICE GROUP



           The Company is authorized to issue common shares without par value and preferred shares of the par value of $25 each. The preferred shares are issuable in series and the Board of Directors is authorized by the Restated Articles of Incorporation to fix or alter from time to time the number of shares constituting any wholly unissued series of preferred shares and to fix or alter from time to time the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices or the liquidation preferences (including the absence or limited grant of any such rights or preferences) of any wholly unissued series of preferred shares.

           A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued and upon the holders thereof as established by the Restated Articles of Incorporation (or by any certificate of determination of preferences) and the number of shares constituting each series or class and the designation thereof is available, upon request and without charge, at the office of the Corporate Secretary, 1720 North First Street, San Jose, California 95112-4598, or at the office of the Transfer Agent.

           THIS CERTIFICATE: ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN CALIFORNIA WATER SERVICE GROUP AND BANKBOSTON, N.A. DATED AS OF FEBRUARY 12, 1998 (THE "RIGHTS AGREEMENT"). THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CALIFORNIA WATER SERVICE GROUP UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT. SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. CALIFORNIA WATER SERVICE GROUP WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

           The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM - as tenants in common                             UNIF GIFT MIN ACT ______ Custodian ______
                                                                                       (Cust.)           (Minor)
           TEN ENT -  as tenants by the entireties                                     under Uniform Gifts to Minors Act
           JT TEN  -  as joint tenants with right of                                   _________________________________
                      survivorship and not as tenants in                                          (State)
                      common


           Additional abbreviations may also be used though not in the above list. [In script] For Value received, _______________ hereby sell assign and transfer unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

_______________________________________



________________________________________________________________________________
    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________Shares
of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________Attorney
to transfer the said Stock on the books of the within-named Company with full power of substitution in the premises.

Dated ________________

                                                   ____________________________
In Presence of
____________________________________
SIGNATURE(S) GUARANTEED

____________________________________
The signature should be guaranteed by a brokerage firm or a financial institution that is a member of a securities appointed Medallion program, such as Securities Transfer Agents Medallion Program (STAMP). Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature


                   [REVERSE SIDE OF COMMON STOCK CERTIFICATE]
                                  (Continued)

Program (MSP).


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER